EXHIBIT 4(i)

                              AMSCAN HOLDINGS, INC.

                     THIRD AMENDMENT TO AMENDED AND RESTATED
                         REVOLVING LOAN CREDIT AGREEMENT

          This THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT (this "Amendment") is dated as of July 3, 2002 and entered into by and among AMSCAN HOLDINGS, INC., a Delaware corporation ("Company"), the financial institutions listed on the signature pages hereof ("Lenders"), GOLDMAN SACHS CREDIT PARTNERS L.P., as arranger and syndication agent for Lenders
("Arranger"), FLEET NATIONAL BANK, as administrative agent for Lenders ("Administrative Agent"), and, for purposes of Section 4 hereof, the Subsidiary Guarantors listed on the signature pages hereof, and is made with reference to that certain Amended and Restated Revolving Loan Credit Agreement dated as of September 17, 1998, as amended to the date hereof (as so amended, the "Credit Agreement") by and among Company, Lenders, Arranger and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement as amended by this Amendment (the "Amended Agreement").

                                    RECITALS

          WHEREAS, Company and Lenders desire to (a) amend certain provisions of the Credit Agreement to (i) extend the Revolving Loan Commitment Termination Date to December 31, 2003, (ii) adjust certain financial covenants contained therein, and (iii) increase the interest rates applicable to Loans thereunder, and (b) make certain other amendments to the Credit Agreement as set forth below;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          Section 1.   AMENDMENTS TO THE CREDIT AGREEMENT

          1.1   Amendments to Section 1: Provisions Relating to Defined Terms

          A.  Subsection 1.1 of the Credit Agreement is hereby amended by adding
thereto  the   following   definitions,   which  shall  be  inserted  in  proper
alphabetical order:

               "Third Amendment" means that certain Third Amendment to Amended and Restated Revolving Loan Credit Agreement dated as of July 3, 2002 by and among Company, Lenders, Arranger and Administrative Agent.

               "Third Amendment Effective Date" has the meaning assigned to that term in the Third Amendment.

          B. Subsection 1.1 of the Credit Agreement is hereby further amended by inserting the following sentence at the end of each of the definitions of "Applicable Revolving Base Rate Margin" and "Applicable Revolving Eurodollar Rate Margin" contained therein:

          "Anything in this definition to the contrary notwithstanding, (a) as at any date of determination during the period commencing on the Third Amendment Effective Date and ending on June 30, 2003, each percentage set forth in the table above shall be increased by 1.00%, (b) as at any date of determination during the period commencing on July 1, 2003 and ending on September 30, 2003, each percentage set forth in the table above shall be increased by 1.50%, and (c) as at any date of determination after September 30, 2003, each percentage set forth in the table above shall be increased by 2.00%."

          C. Subsection 1.1 of the Credit Agreement is hereby further amended by restating the following definitions contained therein, in their entirety, as follows:

               "Applicable Revolving Commitment Fee Percentage" means (i) as at any date of determination prior to the Third Amendment Effective Date, a rate per annum equal to the percentage set forth in the table below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Revolving Commitment Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

          =========================          ===================================
          Applicable Leverage Ratio          Applicable Revolving Commitment Fee
                                                         Percentage
          =========================          ===================================
          4.75:1.00 or greater                              0.50%

          3.75:1.00 or greater, but less
          than 4.75:1.00                                    0.375%

          less than 3.75:1.00                               0.25%
          =========================          ===================================

          ; and (ii) as at any date of determination on or after the Third Amendment Effective Date, a rate per annum equal to the percentage set forth in the table below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Revolving Commitment Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

          =========================          ===================================
          Applicable Leverage Ratio          Applicable Revolving Commitment Fee
                                                         Percentage
          =========================          ===================================

          3.00:1.00 or greater                              0.75%

          less than 3.00:1.00                               0.50%

          =========================          ===================================

               "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) provisions for taxes based on income, (iii) scheduled repayments of principal on the Loans and other Indebtedness, and (iv) Consolidated Capital Expenditures (other than Consolidated Capital Expenditures permitted under


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


          clause (ii) of the last paragraph of subsection 7.8 for the acquisition of land for, and the development and construction of, the New Chester Distribution Center and capitalized interest in respect thereof) to the extent paid for in cash, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that, for any period in which any proceeds from Revolving Loans or Swing Line Loans are applied directly or indirectly to repay principal on AXELs, the amount calculated pursuant to clause (iii) above for the relevant period shall equal the amount of scheduled repayments of principal on the Loans and other Indebtedness for the 365-day period ending on the 92nd day after such proceeds are so applied; provided further, however, that solely for purposes of calculating Consolidated Fixed Charges for the period ending June 30, 2003, if proceeds of Revolving Loans or Swing Line Loans are applied to the scheduled repayment of AXELs due June 30, 2003, the 365-day period referred to in the preceding proviso shall end on the 90th day after such proceeds are so applied (with the effect that the scheduled repayment of AXELs due September 30, 2003 shall not be included for purposes of calculating Consolidated Fixed Charges for the period ending June 30, 2003).

               "Revolving Loan Commitment Termination Date" means December 31, 2003.

          1.2   Amendments to Subsection 2.1A: Commitments

          A. Subsection 2.1A(i) of the Credit Agreement is hereby amended by restating the second sentence thereof in its entirety as follows:

          "Company acknowledges and confirms that (i) each Existing Lender holds Existing Revolving Loans in the respective principal amounts outstanding prior to the Restatement Effective Date set forth opposite its name on Schedule 2.1 annexed hereto, and (ii) on the Third
          Amendment Effective Date, each Lender holds a Revolving Loan Commitment in the amount outstanding set forth opposite its name on
          Schedule 2.1B annexed hereto."

          B. Subsection 2.1A(i) of the Credit Agreement is hereby further amended by (i) deleting the word "and" appearing at the end of clause (a) thereof, (ii) deleting the "." appearing at the end of clause (b) thereof and substituting therefor "; and", and (iii) adding at the end of such subsection 2.1A(i) the following:

          "(c) in no event shall Revolving Loans or Swing Line Loans be requested if, at the time of the making of such Revolving Loans or Swing Line Loans, the Loan Parties have Cash and Cash Equivalents exceeding $5,000,000 (after giving effect to such Revolving Loans and/or Swing Line Loans) or such other amount in excess of $5,000,000 as may be approved by Administrative Agent and Arranger in writing; provided that the foregoing restriction shall not apply to requests for Revolving Loans and Swing Line Loans the proceeds of which are applied to make scheduled payments of principal on the AXELs on March 31, 2003 and June 30, 2003 in accordance with and to the extent required under subsection

          2.4A of the AXEL Credit Agreement, in each case so long as Company is in pro forma compliance with subsection 7.6A of this Agreement (as calculated in accordance with the proviso contained in the definition of "Consolidated Fixed Charges") on the date such repayment of principal on AXELs is made)."

          C.  Subsection  2.1A(ii) of the Credit  Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (a) thereof, (ii) deleting the "." appearing at the end of clause (b) thereof and substituting therefor "; and", and (iii) adding at the end of such subsection 2.1A(ii) the following:

          "(c) in no event shall Swing Line Loans or Revolving Loans be requested if, at the time of the making of such Swing Line Loans or Revolving Loans, the Loan Parties have Cash and Cash Equivalents exceeding $5,000,000 (after giving effect to such Swing Line Loans and/or Revolving Loans) or such other amount in excess of $5,000,000 as may be approved by Administrative Agent and Arranger in writing; provided that the foregoing restriction shall not apply to requests for Revolving Loans and Swing Line Loans the proceeds of which are applied to make scheduled payments of principal on the AXELs on March 31, 2003 and June 30, 2003 in accordance with and to the extent required under subsection 2.4A of the AXEL Credit Agreement, in each case so long as Company is in pro forma compliance with subsection 7.6A of this Agreement (as calculated in accordance with the proviso contained in the definition of "Consolidated Fixed Charges") on the date such repayment of principal on AXELs is made)."

          1.3   Amendments to Subsection 2.4A: Prepayments

          A. Subsection 2.4A(iii) of the Credit Agreement is hereby amended by adding the following clauses (h) and (i) at the end thereof:

          "(h) Prepayments Due to Excess Cash and Cash Equivalents. In the event that the Loan Parties have Cash and Cash Equivalents in an aggregate amount exceeding $5,000,000 (or an amount greater than $5,000,000 as may be approved by Administrative Agent and Arranger in writing) at the end of any Business Day, then Company shall as promptly as practicable on the next succeeding Business Day prepay the Loans in an amount equal to such excess.

          (i) Mandatory Reduction on the Third Amendment Effective Date. Effective on and as of the Third Amendment Effective Date, the Revolving Loan Commitments shall be permanently reduced from $50,000,000 to $40,000,000, and such reduction shall be applied on a pro rata basis to reduce each Lender's Revolving Loan Commitment as specified in Schedule 2.1B annexed hereto."

          B. Subsection 2.4A(iv)(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

          "Any prepayments of Loans under subsection 2.4A(iii)(h) shall be applied first to repay outstanding Swing Line Loans to the full extent thereof and second to repay outstanding Revolving Loans to the full extent thereof (in each case, without any reduction of the Commitments)."

          1.4   Amendment to Subsection 2.5A: Use of Proceeds

          Subsection 2.5A of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding anything to the contrary contained herein, none of the proceeds of any Revolving Loan or Swing Line Loan made on and after the Third Amendment Effective Date shall be applied directly or indirectly to repay principal on AXELs unless Company is in pro forma compliance with subsection 7.6A of this Agreement (as calculated in accordance with the proviso contained in the definition of "Consolidated Fixed Charges") on the date such Loan is made and on the date such repayment of principal on AXELs is made."

          1.5   Amendments to Section 7: Company's Negative Covenants

          A.   Subsection 7.6 - Financial Covenants

          1. Subsection 7.6A of the Credit Agreement is hereby amended by adding at the end of the table contained therein the following four rows:

          ====================              ========================
                                              Minimum Fixed Charge
             Period Ending                       Coverage Ratio
          ====================              ========================
          March 31, 2003                           1.00:1.00
          June 30, 2003                            1.00:1.00
          September 30, 2003                       1.00:1.00
          December 31, 2003                        1.00:1.00
          ====================              ========================

          2. Subsection 7.6B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

               "B.  [Intentionally Omitted]".

          3. Subsection 7.6C of the Credit Agreement is hereby amended by adding at the end of the table contained therein the following four rows:

          ====================            ============================
             Period Ending                Maximum Debt to EBITDA Ratio
          ====================            ============================

          March 31, 2003                           4.40:1.00
          June 30, 2003                            4.20:1.00
          September 30, 2003                       4.00:1.00

          December 31, 2003                       3.80:1.00
          ====================            ============================

          B.  Subsection 7.8 - Consolidated Capital Expenditures

          Subsection 7.8 of the Credit Agreement is hereby amended by adding at the end of the table contained therein the following row:

          ====================            ============================
             Period Ending                Maximum Debt to EBITDA Ratio
          ====================            ============================

          December 31, 2003                        $15,000,000
          ====================            ============================

          1.6   Amendment to Section 10.1B: Assignments

          Subsection 10.1B(i) of the Credit Agreement is hereby amended by deleting the reference to "$5,000,000" contained therein and substituting therefor "$2,000,000".

          1.7   Amendments to Exhibits; Addition of Schedules

          A. The Credit Agreement is hereby amended by amending the Exhibits thereto as follows:

                    1. Exhibit I to the Credit Agreement is amended by deleting such Exhibit in its entirety and substituting therefor a new Exhibit I in the form of Annex A to this Amendment.

                    2. Exhibit V-A to the Credit Agreement is amended by deleting the phrase "PROMISSORY NOTE DUE ____________, 2002" and substituting therefor the phrase ""PROMISSORY NOTE DUE DECEMBER 31, 2003".

                    3. Exhibit V-B to the Credit Agreement is amended by deleting the phrase "PROMISSORY NOTE DUE ___________, 199__" and substituting therefor the phrase ""PROMISSORY NOTE DUE DECEMBER 31, 2003".

                    4. Exhibit VI to the Credit Agreement is amended by deleting Attachment No. 1 thereto in its entirety and substituting therefor a new Attachment No. 1 in the form of Annex B to this Amendment.

          B.  The Credit Agreement  is hereby  amended  by adding  thereto a new
Schedule 2.1B in the form of Annex C to this Amendment.

          Section 2.  CONDITIONS TO EFFECTIVENESS

          Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Third Amendment Effective Date"):

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


          A. On or before the Third Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Third Amendment Effective
Date:

                    1. A certificate of the corporate secretary of Company certifying as of the Third Amendment Effective Date that its Certificate of Incorporation attached thereto is in full force and effect without modification or amendment, together with a good standing certificate from the Secretary of State of the State of Delaware dated a recent date prior to the Third Amendment Effective Date;

                    2. A certificate of the corporate secretary of Company certifying as of the Third Amendment Effective Date that its Bylaws delivered on the Restatement Effective Date pursuant to subsection 4.1 of the Credit Agreement are in full force and effect without modification or amendment;

                    3. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Third Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                    4. Signature and incumbency certificates of its officers executing this Amendment; and

                    5. Executed copies of this Amendment.

          B. On or before the Third Amendment Effective Date, Company shall have paid to each Lender that delivers an executed counterpart of this Amendment to Administrative Agent on or before such date a non-refundable fee equal to 0.50% of the amount of such Lender's outstanding Revolving Loan Commitment on the Third Amendment Effective Date after giving effect to this Amendment.

          C. On or before the Third Amendment Effective Date, Company shall have paid to Administrative Agent and Arranger all of their reasonable out-of-pocket costs and expenses in connection with this Amendment and the transactions related hereto (including, without limitation, reasonable fees and expenses of their respective counsel).

          D. On or before the Third Amendment Effective Date, Lenders shall have received originally executed copies of one or more favorable written opinions of counsel reasonably acceptable to Agents, dated the Third Amendment Effective Date, regarding the (i) due incorporation and good standing of Company, (ii) due authorization, execution and delivery of this Amendment and the New Notes (as defined below), (iii) enforceability of this Amendment, the Amended Agreement and the New Notes under New York law, and (iv) the absence of any violation or conflicts with New York law, any charter documents or bylaws, the terms of any material Indebtedness (including Indebtedness under the AXEL Credit Agreement, Indebtedness under the Senior Subordinated Note Indenture and New Chester Distribution Center Permanent Financing), or any injunction, order or decrees, resulting from the execution, delivery or performance of this Amendment or the Amended Agreement or the New Notes, and otherwise in form and substance reasonably satisfactory to Agents.

          E. On the Third Amendment Effective Date, Company shall have executed and delivered (i) to each Lender (or to Administrative Agent for that Lender) a Revolving Note to evidence the Revolving Loans and the Revolving Loan Commitments of that Lender as in effect on the Third Amendment Effective Date after giving effect to this Amendment, and (ii) to the Swing Line Lender (or to Administrative Agent for the Swing Line Lender) a Swing Line Note to evidence the Swing Line Loans and the Swing Line Loan Commitment of the Swing Line Lender as in effect on the Third Amendment Effective Date after giving effect to this Amendment (such Revolving Notes and Swing Line Note, collectively, the "New Notes"). Each of the parties hereto hereby acknowledges and agrees that (x) each such Revolving Note is a Revolving Note for all purposes under the Credit Agreement and the other Loan Documents and that the loans and commitments evidenced by such Revolving Notes shall constitute Revolving Loans and Revolving Loan Commitments, respectively, for all purposes under the Credit Agreement and the other Loan Documents, and (y) such Swing Line Note is the Swing Line Note for all purposes under the Credit Agreement and the other Loan Documents and that the loans and commitment evidenced by such Swing Line Note shall constitute Swing Line Loans and the Swing Line Loan Commitment, respectively, for all purposes under the Credit Agreement and the other Loan Documents.

          F. On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and by Arranger and its counsel shall be satisfactory in form and substance to Administrative Agent and to Arranger and its counsel, and Administrative Agent and Arranger and its counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent and Arranger may reasonably request.

          Section 3.  COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

          A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and the New Notes and to carry out the transactions contemplated by, and perform its obligations under, the Amended Agreement and the New Notes.

          B. Authorization of Agreements. The execution and delivery of this Amendment and the New Notes and the performance of the Amended Agreement and the New Notes have been duly authorized by all necessary corporate action on the part of Company.

          C. No Conflict. The execution and delivery by Company of this Amendment and the New Notes and the performance by Company of the Amended Agreement and the New Notes do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, except for any breach or default which could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Third Amendment Effective Date and disclosed in writing to Lenders and such consents the failure of which to receive could not reasonably be expected to have a Material Adverse Effect.

          D. Governmental Consents. The execution and delivery by Company of this Amendment and the New Notes and the performance by Company of the Amended Agreement and the New Notes do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body the failure of which to receive could not reasonably be expected to cause a Material Adverse Effect.

          E. Binding Obligation. This Amendment, the Amended Agreement and the New Notes have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

          Section 4.  ACKNOWLEDGEMENT AND CONSENT

          Company is a party to the Company Pledge Agreement, Company Security Agreement and the Auxiliary Pledge Agreements, in each case as amended through the Third Amendment Effective Date, pursuant to which Company has created Liens in favor of Administrative Agent on certain Collateral to secure the
Obligations. Each Subsidiary Guarantor is a party to Subsidiary Guaranty, Subsidiary Pledge Agreement, Subsidiary Security Agreement and Subsidiary Patent and Trademark Security Agreement, in each case as amended through the Third Amendment Effective Date, pursuant to which such Subsidiary Guarantor has (i) guarantied the Obligations and (ii) created Liens in favor of Administrative Agent on certain Collateral to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty. Company and Subsidiary Guarantors are collectively referred to herein as the "Credit Support Parties", and the Subsidiary Guaranty and Collateral Documents referred to above are collectively referred to herein as the "Credit Support Documents".

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein. Without limiting the generality of the foregoing, each Credit Support Party hereby acknowledges and confirms the understanding and intent of such party that, upon the effectiveness of this Amendment, and as a result thereof, the definition of "Obligations" contained in the Amended Agreement includes the obligations of Company under the New Notes.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 5.  MISCELLANEOUS

          A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.


               (i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent, Arranger and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

          C. Headings. Section and subsection headings in this Amendment are included herein for convenience of -------- reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company, Lenders and each of the Credit Support Parties and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   AMSCAN HOLDINGS, INC.


                                   By:   /s/Michael A. Correale
                                       -----------------------------------------
                                         Title: Vice President


                                   AMSCAN INC., (for purposes of Section 4
                                   only) as a Credit Support Party


                                   By:   /s/Michael A. Correale
                                       -----------------------------------------
                                         Title: Vice President


                                   AM-SOURCE, LLC, (for purposes of Section 4 only) as a Credit Support Party


                                   By:   /s/Michael A. Correale
                                       -----------------------------------------
                                       Title: Vice President of Amscan
                                              Holdings, Inc., as Member


                                   TRISAR, INC., (for purposes of Section 4 only) as a Credit Support Party


                                   By:   /s/Michael A. Correale
                                       -----------------------------------------
                                         Title: Assistant Treasurer


                                    M&D BALLOONS, INC., (for purposes of Section
                                    4 only) as a Credit Support Party


                                    By:   /s/Michael A. Correale
                                        ----------------------------------------
                                          Title: Vice President

                                    JCS REALTY CORP., (for purposes of Section
                                    4 only) as a Credit Support Party


                                    By:   /s/Michael A. Correale
                                        ----------------------------------------
                                          Title: Assistant Treasurer


                                    SSY REALTY CORP., (for purposes of Section
                                    4 only) as a Credit Support Party


                                    By:   /s/Michael A. Correale
                                        ----------------------------------------
                                          Title: Assistant Treasurer


                                    ANAGRAM INTERNATIONAL, INC., (for purposes of Section 4 only) as a Credit Support Party


                                    By:   /s/Michael A. Correale
                                        ----------------------------------------
                                          Title: Vice President


                                    ANAGRAM INTERNATIONAL HOLDINGS, INC., (for purposes of Section 4 only) as a Credit Support Party


                                    By:   /s/Michael A. Correale
                                        ----------------------------------------
                                          Title: Vice President

                                    ANAGRAM INTERNATIONAL, LLC, (for purposes of
                                    Section 4 only) as a Credit Support Party

                                    By: Anagram International, Inc., Member


                                    By:   /s/Michael A. Correale
                                        ----------------------------------------
                                          Title: Manager

                                    and

                                    By: Anagram International Holdings, Inc.,
                                    Member


                                    By:   /s/Michael A. Correale
                                        ----------------------------------------
                                          Title: Vice President


                                    ANAGRAM EDEN PRAIRIE  PROPERTY  HOLDINGS
                                    LLC, (for purposes of Section 4 only) as a Credit Support Party

                                    By: Anagram International, Inc., Sole Member


                                    By:   /s/Michael A. Correale
                                        ----------------------------------------
                                          Title: Vice President of Amscan
                                          Holdings, Inc. as Member

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    individually and as Arranger and Syndication
                                    Agent


                                    By:   /s/Elizabeth Fischer
                                        ----------------------------------------
                                          Title: Authorized Signatory

                                    FLEET NATIONAL BANK, individually and as Administrative Agent


                                    By: /s/ William Latham
                                        ----------------------------------------
                                          Title: Director

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as a Lender


                                    By:   /s/Gregory Hong
                                        ----------------------------------------
                                          Title: Gregory Hong
                                          Duly Authorized Signatory

                                    TRANSAMERICA BUSINESS CAPITAL CORPORATION,
                                    as a Lender By:


                                    By:   /s/ Stephen Goetschius
                                        ----------------------------------------
                                          Title: Senior Vice President

                                     ANNEX A

                           FORM OF NOTICE OF BORROWING


See attached.

                                     ANNEX A

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING


          Pursuant to that certain Amended and Restated Revolving Loan Credit Agreement dated as of September 17, 1998, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AMSCAN HOLDINGS, INC., a Delaware corporation ("Company"), the financial institutions listed therein as Lenders ("Lenders"), GOLDMAN SACHS CREDIT PARTNERS L.P., as Arranger and Syndication Agent, and FLEET NATIONAL BANK, as administrative agent for Lenders ("Administrative Agent"), this represents Company's request to borrow as follows:

         1.     Date of borrowing:         ___________________, _________
                -----------------

         2.     Amount of borrowing:       $___________________
                -------------------

         3.     Lender(s):                 a. Lenders, in accordance with their
                ----------                    applicable Pro Rata Shares
                                           b. Swing Line Lender

         4.     Type of Loans:             a. Revolving Loans
                -------------              b. Swing Line Loan


         5.     Interest rate option:      a. Base Rate Loan(s)
                --------------------       b. Eurodollar Rate Loans with an
                                              initial Interest Period of
                                              ____________ month(s)

The proceeds of such Loans are to be deposited in Company's account at Administrative Agent.

          The undersigned officer, to the best of his or her knowledge, and Company certify that:

          (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event has occurred and is  continuing or would result from the
          consummation   of  the  borrowing   contemplated   hereby  that  would
          constitute an Event of Default or a Potential Event of Default;

          (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

          (iv) The Total Utilization of the Revolving Loan Commitments does not exceed the Revolving Loan Commitments in effect as of the date of borrowing;

          (v) The Total Utilization of the Revolving Loan Commitments does not exceed the sum of the Borrowing Base in effect as of the date of borrowing plus (1) all amounts up to $23,500,000 spent on the Anagram Acquisition and (2) all amounts spent on or before the date of borrowing on Permitted Business Acquisitions (in each case other than amounts funded through equity issuance or indebtedness other than Loans);

          (vi) [Company does not have more than $5,000,000 of Cash and Cash Equivalents (both before and after giving effect to the requested Loans)]1; and

          (vii) None of the proceeds of the requested Loans shall be applied directly or indirectly to repay principal on AXELs unless Company is in pro forma compliance with subsection 7.6A of the Credit Agreement (as calculated in accordance with the proviso contained in the definition of "Consolidated Fixed Charges") on the date such repayment of principal on AXELs is made).




DATED: ____________________                  AMSCAN HOLDINGS, INC.


                                             By: __________________________
                                             Title: ________________________


1 The foregoing certification shall not be required for the requested Loans if the proceeds of such requested Loans are applied to make scheduled payments of principal on the AXELs on March 31, 2003 and June 30, 2003 in accordance with and to the extent required under subsection 2.4A of the AXEL Credit Agreement, in each case so long as Company is in pro forma compliance with subsection 7.6A of the Credit Agreement (as calculated in accordance with the proviso contained in the definition of "Consolidated Fixed Charges") on the date such repayment of principal on AXELs is made.

                                     ANNEX B

              ATACHMENT NO. 1 TO THE FORM OF COMPLIANCE CERTIFICATE


See attached.

                                     ANNEX B

                                ATTACHMENT NO. 1

                            TO COMPLIANCE CERTIFICATE


          This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, 200_ and pertains to the period from ____________, 200_ to ____________, 200_. Subsection references herein relate to subsections of the Credit Agreement.

A.  INDEBTEDNESS

        1.a.    Indebtedness   permitted  under   subsection
                7.1(iii)  of  any  Foreign  Subsidiaries  to
                Company and its Domestic Subsidiaries:            $_____________

          b.    Maximum    Indebtedness   under   subsection
                7.1(iii)  of  any  Foreign  Subsidiaries  to
                Company and its Domestic Subsidiaries:            $   2,000,000

        2.a.    Indebtedness   permitted  under   subsection
                7.1(v)  evidenced  by  Senior   Subordinated
                Notes:                                            $_____________

          b.    Maximum permitted under subsection 7.1(v):        $ 110,000,000

        3.a.    Indebtedness   permitted  under   subsection
                7.1(vi)  with  respect  to  purchase   money
                Indebtedness   incurred   to   finance   the
                purchase   price  of  specific   assets  and
                Capital Leases and non-recourse Indebtedness
                in respect of new Subsidiaries:                  $______________

          b.    Maximum permitted under subsection 7.1(vi):      $    5,000,000

        4.a.    Indebtedness   permitted  under   subsection
                7.1(vii)   of  Foreign   Subsidiaries   with
                respect  to  overdraft   facilities  with  a
                foreign  bank used to fund  working  capital
                obligations of such Foreign Subsidiary:          $______________

          b.    Maximum permitted under subsection 7.1(vii):     $    2,000,000

        5.a.    Additional      unsecured       subordinated
                Indebtedness   permitted  under   subsection
                7.1(viii):                                       $______________

          b.    Maximum permitted under subsection 7.1(viii):    $   90,000,000

        6.      Indebtedness   permitted  under   subsection
                7.1(ix)   with   respect   to   Indebtedness
                replacing of  refinancing  any  Indebtedness
                permitted under subsections  7.1(iv),  (vi),
                (vii)   or   (xi)   (describe   Indebtedness
                refinanced    and   the    maximum    amount
                permitted):                                     $_______________

        7.a.    AXELs permitted under subsection 7.1(x)         $_______________

          b.    Maximum AXELs permitted under subsection
                7.1(x)                                          $  157,000,000

        8.a.    Other    Indebtedness     permitted    under
                subsection 7.1(xi):                             $_______________

          b.    Maximum permitted under subsection 7.1(xi):     $    5,000,000

B.  LIENS

        1.a.    Indebtedness   secured  by  Liens  permitted
                under subsection 7.2A(v):                       $_______________

          b.    Maximum  amount of  Indebtedness  secured by
                Liens under subsection 7.2A(v):                 $    5,000,000

C.  INVESTMENTS

        1.a.    Equity  Investments in wholly-owned  Foreign
                Subsidiaries by Company and its wholly-owned
                Domestic Subsidiaries:                          $_______________

          b.    Maximum equity investments permitted under
                subsection 7.3(vii):                            $    7,000,000

          c.    Investments    in    wholly-owned    Foreign
                Subsidiaries by Company and its wholly-owned
                Domestic Subsidiaries by loan or advance:       $_______________

          d.    Maximum loan or advances permitted under
                subsection 7.3(vii):                            $_______________

        2.a     Other Investments permitted under subsection
                7.3(viii):                                      $_______________

          b.    Maximum permitted under subsection 7.3(viii):   $    7,000,000

        3.      Investment  of proceeds  of the  issuance of
                Company  Common Stock in private  issuances:    $_______________

D.  CONTINGENT OBLIGATIONS

        1.a.    Contingent  Obligations  of Company  and its
                Domestic    Subsidiaries   in   respect   of
                Commercial Letters of Credit permitted under
                subsection 7.4(iii):                            $_______________

          b.    Maximum permitted under subsection 7.4(iii):    $    3,000,000

        2.a.    Contingent  Obligations  of Company  and its
                Domestic  Subsidiaries in respect of Standby
                Letters of Credit permitted under subsection
                7.4(iii):                                       $_______________

          b.    Maximum permitted under subsection 7.4(iii):    $    2,000,000

        3.a.    Contingent     Obligations     of    Foreign
                Subsidiaries   in  respect   of   Commercial
                Letters of Credit permitted under subsection
                7.4(iii):                                       $_______________

          b.    Maximum permitted under subsection 7.4(iii):    $    2,000,000

        4.a.    Contingent   Obligations   in   respect   of
                customary  purchase  price  adjustments  and
                contingent earnout  obligations  incurred in
                connection with Asset Sales:                    $_______________

          b.    Maximum   permitted   for   purchase   price
                adjustments  and  contingent  earnouts under
                subsection 7.4(iv):                             $    5,000,000

        5.a.    Contingent  Obligations  under guarantees of
                obligations    of   suppliers,    customers,
                franchisees  and licensees  permitted  under
                subsection 7.4(v):                              $_______________

          b.    Maximum permitted under subsection 7.4(v):      $    1,000,000

        6.a.    Other Contingent Obligations:                   $_______________

          b.    Maximum permitted under subsection 7.4(viii):   $    5,000,000

E.  RESTRICTED JUNIOR PAYMENTS

        1.a.    Restricted  Junior  Payments  in  respect of
                repurchases   of  stock  and  options   from
                officers,   directors  and  employees  (list
                amounts for current year and title of person
                to whom  payment  made and  aggregate of all
                payments    since   the    Closing    Date):    $_______________

          b.    Maximum amount  permitted  under  subsection
                7.5 for  current or former  chief  executive
                officer:                                        $5,000,000/year

          c.    for other officers,  directors and employees
                as a group:                                     $2,500,000/year

          d.    aggregate  for all such Persons from Closing
                Date:                                           $10,000,000

F. MINIMUM FIXED CHARGE COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, 20__)

        1.      Consolidated Net Income:                        $_______________

        2.      Consolidated Interest Expense:                  $_______________

        3.      Provisions for taxes based on income:           $_______________

        4.      Total depreciation expense:                     $_______________

        5.      Total amortization expense:                     $_______________

        6.      Non-recurring  expenses and charges relating
                to  the  transactions  contemplated  by  the
                Related  Agreements,  the Loan Documents and
                the Anagram Acquisition Agreement, including
                special   bonuses   payable  in   connection
                therewith:                                      $_______________

        7.      Other non-cash  items reducing  Consolidated
                Net   Income   (including   provisions   for
                minority  interests)  but only to the extent
                such items have been deducted from operating
                income  for  such   period  in   determining
                Consolidated Net Income:                        $_______________

        8.      Other non-cash items increasing Consolidated
                Net Income:                                     $_______________

        9.      Consolidated  Adjusted  EBITDA  (1+2+3+4+5+6
                +7+8):                                          $_______________

        10.     Consolidated    Cash    Interest    Expense:    $_______________

        11.     Provisions   for  taxes   based  on  income:    $_______________

        12.     Scheduled  repayments  of  principal  on the
                Loans and other Indebtedness (for any period
                in which any proceeds from  Revolving  Loans
                or Swing Line Loans are applied  directly or
                indirectly  to  repay  principal  on  AXELs,
                insert the amount of scheduled repayments of
                principal    on   the    Loans   and   other
                Indebtedness  for the 365-day  period ending
                on the 92nd day after such  proceeds  are so
                applied;  provided that, solely for purposes
                of  calculating  Consolidated  Fixed Charges
                for the  period  ending  June 30,  2003,  if
                proceeds  of  Revolving  Loans or Swing Line
                Loans are applied to the scheduled repayment
                of  AXELs  due June 30,  2003,  the  365-day
                period  referred  to above  shall end on the
                90th day after such  proceeds are so applied
                (with   the   effect   that  the   scheduled
                repayment  of AXELs due  September  30, 2003
                shall  not  be  included   for  purposes  of
                calculating  Consolidated  Fixed Charges for
                the   period    ending   June   30,   2003):    $_______________

        13.     Consolidated   Capital  Expenditures  (other
                than   Consolidated   Capital   Expenditures
                permitted  under  clause  (ii)  of the  last
                paragraph   of   subsection   7.8   for  the
                acquisition of land for, and the development
                and   construction   of,  the  New   Chester
                Distribution Center and capitalized interest
                in respect  thereof)  to the extent  paid in
                cash:                                           $_______________

        14.     Consolidated Fixed Charges (10+11+12+13):       $_______________

        15.     Fixed Charge Coverage Ratio (9):(14):            ____:1.00

        16.      Minimum ratio required under subsection 7.6A:   ____:1.00

G.  MAXIMUM LEVERAGE RATIO (as of _____________, 20__)

        1.      Consolidated Total Debt:                        $_______________

        2.      Consolidated Adjusted EBITDA (F.9 above):       $_______________

        3.      Leverage Ratio (1):(2):                          ____:1.00

        4.      Maximum ratio permitted under subsection 7.6C:   ____:1.00

H.  FUNDAMENTAL CHANGES

        1.a.    Aggregate  fair market  value of assets sold
                in any one or more Asset Sales after Closing
                Date in one or more  transactions  permitted
                under  subsection  7.7(v) excluding the sale
                of  the   Chester,   New  York,   Melbourne,
                Australia, and Montreal,  Quebec properties:    $_______________

          b.    Maximum permitted under subsection 7.7(v):      $    1,000,000

        2.a.    Aggregate expenditures on Permitted Business
                Acquisitions  made after the Closing Date in
                one or  more  transactions  permitted  under
                subsection 7.7(vi):                             $_______________

          b.    Maximum  permitted under subsection  7.7(vi)
                (other  than  from  proceeds  of  additional
                equity,   additional   AXELs  or  additional
                Subordinated Indebtedness) (for such amounts
                show pro forma compliance with the financial
                covenants under subsection 7.6 and pro forma
                Consolidated     Senior    Leverage    Ratio
                compliance):                                    $_______________

I.  CONSOLIDATED CAPITAL EXPENDITURES

        1.a.    Aggregate  amount  of  Consolidated  Capital
                Expenditures   for   Fiscal    Year-to-date:    $_______________

          b.    Maximum  amount  of   Consolidated   Capital
                Expenditures  permitted under subsection 7.8
                for Fiscal Year:                                $_______________

        2.      Aggregate  amount  of  Consolidated  Capital
                Expenditures for Fiscal  Year-to-date funded
                from additional equity after the Restatement
                Effective Date:                                 $_______________

        3.a     Aggregate  amount  of  Consolidated  Capital
                Expenditures  used to  purchase a fee simple
                interest  in the  land  for the New  Chester
                Distribution  Center and for the development
                and  construction of  improvements  thereon:    $_______________

          b.    Maximum amount permitted under subsection 7.8:  $   27,000,000

        4.a     Aggregate  amount  of  Consolidated  Capital
                Expenditures  funded  from the  issuance  of
                additional Company common stock in a private
                issuance   after   the   Second    Amendment
                Effective Date:                                 $_______________

        b.      Minimum amount  permitted  under  subsection
                7.8                                             $    6,000,000

J.  Maximum Senior Leverage Ratio

        1.      Consolidated Senior Total Debt:                 $_______________

        2.      Consolidated Adjusted EBITDA (F.9 above):       $_______________

        3.      Senior Leverage Ratio (1):(2):                   ____:1.00

        4.      Maximum  ratio  permitted  under  subsection
                7.7(vi):                                         ____:1.00

                                     ANNEX C

                      SCHEDULE 2.1B TO THE CREDIT AGREEMENT

                 Revolving Loan Commitments and Pro Rata Shares
                 ----------------------------------------------
                    as of the Third Amendment Effective Date
                    ----------------------------------------


A. Before giving effect to the $10,000,000 reduction of the Revolving Loan Commitments pursuant to subsection 2.4A(iii)(i) of the Credit Agreement, as amended by the Third Amendment:

                                                                      Pro Rata
    Lender                                      Commitment            Share
    ------                                      ----------            ---------

    Fleet National Bank                         $14,000,000              28%

    General Electric Capital Corp.              $12,000,000              24%

    Goldman Sachs                               $12,000,000              24%

    Transamerica Business Capital Corp.         $12,000,000              24%


             Total Commitment:         $50,000,000



B. After giving effect to the $10,000,000 reduction of the Revolving Loan Commitments pursuant to subsection 2.4A(iii)(i) of the Credit Agreement, as amended by the Third Amendment:

                                                                       Pro Rata
    Lender                                      Commitment             Share
    ------                                      ----------             ---------

    Fleet National Bank                         $11,200,000              28%

    General Electric Capital Corp.              $ 9,600,000              24%

    Goldman Sachs                               $ 9,600,000              24%

    Transamerica Business Capital Corp.         $ 9,600,000              24%


             Total Commitment:         $40,000,000







                                      C-1